SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 24, 2002



                              ABBOTT MINES LIMITED
                   ------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Nevada                      000-33197               88-0467845
 ------------------------      ---------------------    ----------------------
 (State of Incorporation)      (Commission File No.)       (I.R.S. Employer
                                                        Identification Number)


             535 West 34 Street, 5th Floor, New York, New York 10001
             -------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (212) 962-9277
              ----------------------------------------------------
              (Registrant's Telephone Number, including area code)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Abbott Mines, Ltd. (the "Registrant") hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K originally filed with the Securities and Exchange Commission on June 10, 2002 (the "Form 8-K") as set forth in the pages attached hereto.


Item 2.  Acquisition or Disposition of Assets.

         Effective May 24, 2002 (the "Closing Date"), the Registrant closed a share exchange transaction (the "Transaction") pursuant to a Share Exchange Agreement (the "Exchange Agreement") dated as of May 16, 2002, by and among the Registrant, Carlo Civelli, Mike Muzylowski, WARP Solutions Inc. ("WARP"), Karl Douglas, John Gnip and the Sellers as Identified on Schedule A thereto. Subsequent to the Closing Date, additional WARP stockholders presented their WARP shares to the Registrant for exchange under the Exchange Agreement. As of July 30, 2002, the Registrant had acquired an aggregate of approximately 5,749,854 shares, or eighty-seven percent (87%), of the issued and outstanding common stock of WARP in exchange for an aggregate of approximately 7,942,636 shares of the Registrant's Common Stock (the "Consideration Shares"). Following the closing of the Transaction, WARP became a subsidiary of the Registrant and the operations of WARP became the primary operations of the Registrant. The share exchange under the Exchange Agreement is ongoing and the Registrant anticipates that additional WARP stockholders will tender their WARP stock for shares of the Registrant's Common Stock.

         The foregoing description of the Exchange Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Exchange Agreement. The Exchange Agreement is attached as Exhibit 2.1 to the Form 8-K and is incorporated herein by reference. The terms and conditions of the Exchange Agreement were determined through arms-length negotiations between the parties.

         The Consideration Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Consideration Shares were issued to the WARP stockholders pursuant to an exemption from registration under
Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder. The Consideration Shares are subject to restrictions on transfer and sale under the Securities Act and may only be transferred or resold pursuant to an effective registration statement or in compliance with an exemption from such registration.

Item 7.  Financial Statement and Exhibits.

         (a) Financial Statements of the Business Acquired

         The following financial statements of the Business Acquired, WARP Solutions, Inc., accompany this Amendment No. 1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2002:

         Index to Financial Statements of Business Acquired             Page
                                                                        ----

         Report of Independent Auditors                                   5
         Consolidated Balance Sheets                                      6
         Consolidated Statements of Operations                            7
         Consolidated Statements of Stockholders' Equity                  8
         Consolidated Statements of Cash Flows                            9
         Notes to Consolidated Financial Statements                      10

         (b) Pro Forma Financial Information

         The following unaudited Pro Forma Consolidated Financial Statements accompany this Amendment No. 1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2002:

         Index to Unaudited Pro Forma Consolidated Financial Statements   Page
                                                                          ----

         Introduction to Unaudited Pro Forma Consolidated Financial
                  Statements                                                22
         Pro Forma Consolidated Balance Sheet as of March 31, 2002          23
         Pro Forma Consolidated Statement of Operations for the
                  Nine Months Ended March 31, 2002                          24
         Pro Forma Consolidated Statement of Operations for the
                  Year Ended June 30, 2001                                  25

         (c) Exhibits.

         The following Exhibits are hereby filed as part of this Amendment No. 1 to Current Report on Form 8-K:

Exhibit           Description
-------           -----------

2.1 * Form of Share Exchange Agreement dated as of May 16, 2002 by and among Abbott Mines, Ltd., Carlo Civelli, Mike Muzylowski, WARP Solutions, Inc., Karl Douglas, John Gnip and the Persons Identified on Schedule A thereto.

-----------------

*   Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Abbott Mines, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 6, 2002

                                          ABBOTT MINES, LTD.


                                          By: /s/ Karl Douglas
                                              --------------------------------
                                              Karl Douglas, CEO and President

                         Report of Independent Auditors

To the Stockholders of
Warp Solutions, Inc.

We have audited the accompanying consolidated balance sheets of Warp Solutions, Inc. (the "Company") (a development stage company) as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Warp Solutions, Inc. as of December 31, 2001 and 2000 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


                                                     /s/ ERNST & YOUNG LLP

New York, NY
June 28, 2002

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

                           Consolidated Balance Sheets

                                                                           December 31                March 31
                                                                   2001               2000              2002
                                                               --------------------------------------------------
                                                                                                     (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                                   $     96,659       $  6,512,881       $      8,327
   Accounts receivable                                                   --            101,940                 --
   Inventory                                                             --                 --             27,645
   Prepaid expenses and other                                         6,892             74,802             51,157
   Due from stockholder                                              74,440             55,580             74,440
                                                               ------------       ------------       ------------
Total current assets                                                177,991          6,745,203            161,569
                                                               ------------       ------------       ------------

Property and equipment, net                                         441,082            867,097            129,500
                                                               ------------       ------------       ------------

Other assets:
   Restricted cash                                                   21,553             20,652                 --
   Security deposit                                                 284,902            482,818            181,400
                                                               ------------       ------------       ------------
Total other assets                                                  306,455            503,470            181,400
                                                               ------------       ------------       ------------
Total assets                                                   $    925,528       $  8,115,770       $    472,469
                                                               ============       ============       ============

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                            $     80,660       $    113,121       $    100,434
   Accrued expenses                                                 431,875            388,641            376,555
   Bridge loans payable                                                  --                 --            221,975
   Deferred revenue                                                      --             90,000                 --
   Capital lease obligation, current                                  7,974             15,004                 --
                                                               ------------       ------------       ------------
Total current liabilities                                           520,509            606,766            698,964

Long-term liabilities:
   Deferred rent                                                     32,265            127,254                 --
   Capital lease obligation                                              --              6,890                 --
                                                               ------------       ------------       ------------
Total liabilities                                                   552,774            740,910            698,964
                                                               ------------       ------------       ------------

Stockholders' equity:
   Convertible preferred stock, Series A; $.01 par value;
     1,000,000 shares designated, issued and outstanding
     (liquidation preference $3,000,000)                             10,000             10,000             10,000
   Convertible preferred stock, Series B; $.01 par value;
     2,000,000 shares designated, issued and outstanding
     (liquidation preference $10,000,000)                            20,000             20,000             20,000
   Common stock, $.01 par value; 12,000,000 shares
     authorized, 3,600,000 shares issued and outstanding             36,000             36,000             36,000
   Additional paid-in capital                                    12,641,334         12,410,334         12,641,334
   Deficit accumulated during development stage                 (12,334,580)        (5,101,474)       (12,933,829)
                                                               ------------       ------------       ------------
Total stockholders' equity                                          372,754          7,374,860           (226,495)
                                                               ------------       ------------       ------------
Total liabilities and stockholders' equity                     $    925,528       $  8,115,770       $    472,469
                                                               ============       ============       ============

See accompanying notes to consolidated financial statements.

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

                      Consolidated Statements of Operations

                                                                                                      Period from July 16,
                                                                                                     1999 to March 31, 2002
                                         Year ended December 31       Three Months Ended March 31    Cumulative During the
                                          2001            2000            2002            2001         Development Stage
                                      --------------------------------------------------------------------------------------
                                                                      (Unaudited)     (Unaudited)         (Unaudited)
Service revenue                         $   155,990    $   93,121      $         -    $   155,990        $    249,111
                                      --------------------------------------------------------------------------------------

Expenses
Product development                       3,121,193     1,146,892                         552,036           4,268,085
Sales, marketing and business
   development                              565,087     1,040,533           30,143        312,837           1,635,763
General and administrative                3,846,025     3,402,342          569,142      1,283,737           7,831,066
                                      --------------------------------------------------------------------------------------
Total expenses                            7,532,305     5,589,767          599,285      2,148,610          13,734,914
                                      --------------------------------------------------------------------------------------

Interest and dividend income, net
   of interest expense of $1,905,
   $1,651 and $3,556, respectively         (143,209)     (408,232)             (36)       (81,271)           (551,974)
                                      --------------------------------------------------------------------------------------
Net loss                                $(7,233,106)   $(5,088,414)    $  (599,249)   $(1,911,349)      $ (12,933,829)
                                      ======================================================================================

Basic and diluted net loss per share    $      (2.01)  $    (1.41)     $        (0.17)$        (0.53)   $       (3.43)
                                      ======================================================================================

Weighted-average number common
   shares--basic and diluted               3,600,000     3,600,000        3,600,000       3,600,000          3,600,000
                                      ======================================================================================



See accompanying notes to consolidated financial statements.

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

                 Consolidated Statements of Stockholders' Equity

                  Period from July 16, 1999 (date of inception)
                    to December 31, 1999 and the years ended
                           December 31, 2000 and 2001
              and the three months ended March 31, 2002 (unaudited)

                                                  Convertible                   Convertible
                                                Preferred Stock,              Preferred Stock,
                                                    Series A                      Series B                    Common Stock
                                            --------------------------------------------------------------------------------------
                                              Shares         Amount         Shares         Amount         Shares         Amount
                                            -----------   ------------   ------------   ------------   ------------   ------------
Issuance of common stock                             --   $         --             --   $         --      3,600,000   $     36,000
Issuance of convertible preferred stock,
   Series A (December 1999)                   1,000,000         10,000             --             --             --             --
Costs incurred in connection with issuance           --             --             --             --             --             --
Net loss for period--July 16, 1999 (date of
   inception) to December 31, 1999                   --             --             --             --             --             --
                                            -----------   ------------   ------------   ------------   ------------   ------------
Balance--December 31, 1999                    1,000,000         10,000             --             --      3,600,000         36,000

Issuance of convertible preferred stock,
   Series B (March--July 2000)                       --             --      2,000,000         20,000             --             --
Costs incurred in connection with issuance           --             --             --             --             --             --
Collection of subscription receivable                --             --             --             --             --             --
Warrants issued for services                         --             --             --             --             --             --
Net loss for the year ended December 31, 2000        --             --             --             --             --             --

                                            -----------   ------------   ------------   ------------   ------------   ------------
Balance--December 31, 2000                    1,000,000         10,000      2,000,000         20,000      3,600,000         36,000

Stock-based compensation                             --             --             --             --             --             --
Net loss for the year ended December 31, 2001        --             --             --             --             --             --

Balance--December 31, 2001                    1,000,000         10,000      2,000,000         20,000      3,600,000         36,000
                                            -----------   ------------   ------------   ------------   ------------   ------------

Net loss for quarter ended March 31, 2001            --             --             --             --             --             --
                                            -----------   ------------   ------------   ------------   ------------   ------------
Balance--March 31, 2002                       1,000,000   $     10,000      2,000,000   $     20,000      3,600,000   $     36,000
                                            ===========   ============   ============   ============   ============   ============

                                                              Deficit
                                                             Accumulated
                                              Additional     During the      Common Stock
                                               Paid-in       Development     Subscription
                                               Capital          Stage         Receivable        Total
                                             ------------    ------------    ------------    ------------
Issuance of common stock                     $         --    $         --    $    (35,999)   $          1
Issuance of convertible preferred stock,
   Series A (December 1999)                     2,990,000              --              --       3,000,000
Costs incurred in connection with issuance        (44,123)             --              --         (44,123)
Net loss for period--July 16, 1999 (date of
   inception) to December 31, 1999                     --         (13,060)             --         (13,060)
                                             ------------    ------------    ------------    ------------
Balance--December 31, 1999                      2,945,877         (13,060)        (35,999)      2,942,818

Issuance of convertible preferred stock,
   Series B (March--July 2000)                  9,980,000              --              --      10,000,000
Costs incurred in connection with issuance       (582,859)             --              --        (582,859)
Collection of subscription receivable                  --              --          35,999          35,999
Warrants issued for services                       67,316              --              --          67,316
Net loss for the year ended December 31, 2000          --      (5,088,414)             --      (5,088,414)
                                             ------------    ------------    ------------    ------------
Balance--December 31, 2000                     12,410,334      (5,101,474)             --       7,374,860

Stock-based compensation                          231,000              --              --         231,000
Net loss for the year ended December 31, 2001          --      (7,233,106)             --      (7,233,106)
Balance--December 31, 2001                     12,641,334     (12,334,580)             --         372,754
                                             ------------    ------------    ------------    ------------

Net loss for quarter ended March 31, 2001              --        (599,249)             --        (599,249)
                                             ------------    ------------    ------------    ------------
Balance--March 31, 2002                      $ 12,641,334    $(12,933,829)   $         --    $   (226,495)
                                             ============    ============    ============    ============

See accompanying notes to consolidated financial statements.

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows

                                                                                                         Period from July 16,
                                                                                                       1999 to March 31, 2002
                                           Year ended December 31         Three Months Ended March 31   Cumulative During the
                                            2001             2000           2002               2001       Development Stage
                                        --------------------------------------------------------------------------------------
                                                                      (Unaudited)     (Unaudited)         (Unaudited)
Cash flows from operating activities
Net loss                                $ (7,233,106)    $ (5,088,414)    $   (599,249)    $ (1,911,349)    $(12,933,829)
Adjustments to reconcile net loss
   to net cash used in operating
   activities:
     Depreciation                            250,591          112,352           23,314           67,304          386,257
     Loss on abandonment of assets           552,566               --          285,092               --          837,658
     Deferred rent                           (94,989)         127,254          (32,265)          42,084               --
     Stock-based compensation                231,000           67,316               --               --          298,316
     Changes in operating assets
       and liabilities:
         Accounts receivable                 101,940         (101,940)              --           40,700               --
         Inventory                                --               --          (27,645)              --          (27,645)
         Prepaid expenses and other           67,910          (62,969)         (44,265)          15,522          (51,157)
         Accounts payable and
           accrued expenses                   10,773          501,762          (35,546)        (145,858)         476,989
       Deferred revenue                      (90,000)          90,000               --          (90,000)              --
                                        --------------------------------------------------------------------------------
Net cash used in operating activities     (6,203,315)      (4,354,639)        (430,564)      (1,981,597)     (11,013,411)
                                        --------------------------------------------------------------------------------

Cash flows from investing activities
Security deposits                           (127,084)        (474,712)         103,502         (211,571)        (506,400)
Purchase of property and equipment           (52,142)        (936,833)              --          (30,393)      (1,001,591)
Proceeds from sale of property and
   equipment                                      --               --            3,176               --            3,176
                                        --------------------------------------------------------------------------------
Net cash (used in) provided by
   investing activities                     (179,226)      (1,411,545)         106,678         (241,964)      (1,504,815)
                                        --------------------------------------------------------------------------------

Cash flows from financing activities
Proceeds from issuance of common
   stock                                          --           35,999               --               --           36,000
Proceeds from issuance of preferred
   stock, net of issuance costs                   --        9,417,141               --               --       12,373,018
Proceeds from bridge loans                        --               --          221,975               --          221,975
Payments to stockholders                     (18,860)         (73,652)              --           (1,303)         (74,440)
Principal payments on capital lease
   obligation                                (13,920)          (8,106)          (7,974)          (3,321)         (30,000)
Restricted cash                                 (901)         (20,652)          21,553             (287)              --
                                        --------------------------------------------------------------------------------
Net cash (used in) provided by
   financing activities                      (33,681)       9,350,730          235,554           (4,911)      12,526,553
                                        --------------------------------------------------------------------------------

Net (decrease) increase in cash           (6,416,222)       3,584,546          (88,332)      (2,228,472)           8,327
Cash--beginning of period                  6,512,881        2,928,335           96,659        6,512,881               --
                                        --------------------------------------------------------------------------------
Cash--end of period                     $     96,659     $  6,512,881     $      8,327     $  4,284,409     $      8,327
                                        ================================================================================

Supplemental disclosure of cash
   flow information
Assets acquired under capital lease     $         --     $     30,000     $         --     $         --     $     30,000
                                        ================================================================================

See accompanying notes to consolidated financial statements.

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                                December 31, 2001


1. Organization and Description of Business

Warp Solutions, LLC was organized as a Delaware Limited Liability Company ("LLC") on July 16, 1999, for the purpose of developing Internet performance and security software. Warp Solutions is creating software solutions, which allow web-sites to handle more traffic and provide a reliable web experience. Additionally, Warp Solutions is developing products that permit secure and private transactions over the Internet. On December 14, 1999, the LLC was reorganized as a Delaware corporation and changed its name to Warp Solutions, Inc. (the "Company").

The Company is a development stage enterprise and its efforts through December 31, 2001 have been primarily devoted to the development of its software products and raising capital. The Company released its product in the first quarter of 2002.

Blue Suit Consulting ("Blue Suit"), a wholly-owned subsidiary of the Company, was established in July 2000, for the purpose of performing temporary and permanent recruitment services. Primarily all of the Company's revenues to date relate to such services. During the year ended December 31, 2001, management ceased the operations of Blue Suit.

2. Basis of Presentation

The Company's efforts have been devoted substantially to financial and organization planning, raising capital and the development of its products. The Company has not generated any revenues from its products under development through December 31, 2001 and, accordingly, the consolidated financial statements are presented in accordance with guidance provided by Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and Reporting by Development Stage Enterprises.

Expenses incurred have primarily been product development, administrative and marketing costs. Operating losses have resulted in an accumulated deficit of $12,334,580 as of December 31, 2001. These losses have been financed principally by the sale of stock.

The Company's consolidated financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended December 31, 2001, the Company reported a net loss of approximately $7,233,000 and, as of December 31, 2001, has a working capital deficiency of approximately $343,000. To date, the Company

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


2. Basis of Presentation (continued)

continues to generate significant losses. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result if the Company is unable to continue as a going concern.

During 2001, the Company changed its product offering to a software and hardware solution. In 2002, the Company began to generate revenues and believes that its new product offering will yield cash flows from operations. On May 24, 2002, the Company completed a reverse acquisition with a publicly traded company listed on the OTC Bulletin Board. Subsequent to the transaction, the newly merged company issued approximately 2,400,000 shares of common stock for total proceeds of approximately $2,200,000 in cash and the conversion of approximately $237,000 of bridge loans obtained in 2002. There can be no assurance that the Company will attain profitable operations, generate sufficient cash flow or obtain adequate financing.

3. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Blue Suit, which ceased operations effective April 2001. All significant intercompany balances and transactions have been eliminated in consolidation.

Interim Information

The unaudited interim financial statements reflect all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


3. Summary of Significant Accounting Policies (continued)

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents. From time to time, the Company has cash balances at certain financial institutions in excess of federally insured limits. However, the Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue from recruiting services for temporary staffing is on a time and material basis and is recognized as such services are performed. Revenue from recruiting services for permanent staffing is recognized upon completion of the acceptance period (typically 90 days). Deferred revenue represents the unrecognized portion of permanent staffing fees.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is provided by the straight-line method over the estimated useful lives of the assets, ranging from two to five years. Leasehold improvements are amortized on a straight line basis over the lesser of their estimated useful lives or the life of the underlying lease.

Restricted Cash

In connection with the capital lease, the Company obtained an irrevocable standby letter of credit for the benefit of the lessor. Cash collateralizing the letter of credit at December 31, 2001, amounting to $21,553, is on deposit in an interest-bearing account.

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


3. Summary of Significant Accounting Policies (continued)

Product Development Costs

Product development costs incurred in the process of developing product improvements and enhancements or new products are charged to expense as incurred.

SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

Based on the Company's product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between the completion of the working model and the point at which the product is ready for general release have been insignificant.

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are recognized with respect to the future tax consequences attributable to differences between the tax basis of assets and liabilities and their carrying amounts for financial statement purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

Loss Per Share

Basic and diluted net loss per share information for all periods is presented under the requirements of SFAS No. 128, Earnings Per Share. Basic loss per share is calculated by dividing the net loss by the weighted-average common shares outstanding during the period. Diluted loss per share is calculated by dividing net loss by the weighted-average common shares outstanding plus the dilutive effect of convertible preferred stock, warrants and stock options. The dilutive effect of preferred stock, warrants and options is not included as the inclusion of such is anti-dilutive for all periods presented.

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


3. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company measures compensation expense related to the granting of stock options and stock-based awards to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, under which compensation expense, if any, is generally based on the difference between the exercise price of an option or the amount paid for the award, and the market price or fair value of the underlying common stock at the date of the award. Stock-based compensation arrangements involving non-employees are accounted for under SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force Issue 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, under which such arrangements are accounted for based on the fair value of the option or award. As required by SFAS 123, the Company discloses pro forma net loss information reflecting the effect of applying SFAS 123 fair value measurement to employee arrangements.

Fair Value of Financial Instruments

For financial statement instruments, including cash and cash equivalents, accounts receivable and accounts payable, the carrying amount approximated fair value because of their short maturity.

Impact of Recent Accounting Pronouncements

In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations, for a disposal of a segment of a business. SFAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The Company adopted SFAS 144 on January 1, 2001. The Statement did not have a significant impact on the Company's financial position or results of operations.

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


3. Summary of Significant Accounting Policies (continued)

In June 2001, the FASB issued SFAS No.'s 141 and 142, Business Combinations, and Goodwill and Other Intangible Assets. SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. SFAS 142 concluded that purchased goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The adoption of SFAS No. 142 will have no impact on the results of operations or the financial position of the Company.

In June 1999, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. This Statement requires the Company to measure all derivatives at fair value and to recognize them in the balance sheet as an asset or liability, depending on the Company's rights or obligations under the applicable derivative contract. The Company adopted SFAS No. 133 during the first quarter of 2001. Because the Company does not currently engage in derivative or hedging transactions, the adoption of this new standard did not have an impact on the results of operations or the financial position of the Company.

4. Property and Equipment

Property and equipment consists of the following:

                                                   December 31
                                             2001               2000
                                        -----------------------------------
    Purchased software                   $     95,312        $     95,312
    Computer equipment                        369,889             372,190
    Office equipment                           35,578              35,578
    Furniture and fixtures                     61,478              64,305
    Leasehold improvements                    178,690             412,064
                                        -----------------------------------
                                              740,947             979,449
    Less accumulated depreciation            (299,865)           (112,352)
                                        -----------------------------------
                                         $    441,082        $    867,097
                                        ===================================

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


4. Property and Equipment (continued)

Office equipment includes $30,000 of equipment under capital lease at December 31, 2001 and 2000. Accumulated depreciation of the asset under capital lease amounted to $23,750 and $8,750 at December 31, 2001 and 2000, respectively.

5. Stockholders' Equity

Preferred Stock

The Company is authorized to issue 6,000,000 shares of preferred stock, par value $.01 per share, of which 1,000,000 are designated as "Series A Convertible Preferred Stock" and 2,000,000 are designated as "Series B Convertible Preferred Stock". During 1999, the Company issued 1,000,000 shares of its Series A Convertible Preferred Stock in exchange for $3,000,000 in cash, net of capital issuance costs of $44,123. During 2000, the Company issued 2,000,000 shares of its Series B Convertible Preferred Stock in exchange for $10,000,000 in cash, net of capital issuance costs of $582,859.

The Series A Convertible Preferred Stock and Series B Convertible Preferred Stock rank, with respect to dividend rights and rights on liquidation, dissolution and winding up of the affairs of the Company whether voluntary or involuntary, (i) equal with each other and any other class or series of capital stock of the Company subsequently created specifically ranking by its terms on parity with the Convertible Preferred Stock; (ii) senior and prior to all of the Company's Common Stock, $.01 par value per share; (iii) prior to any class or series of capital stock of the Company subsequently created not specifically ranking by its terms senior to or on parity with the Convertible Preferred Stock; and (iv) junior to any other class or series of capital stock of the Company subsequently created specifically ranking by its terms senior to the Convertible Preferred Stock.

Holders of the Convertible Preferred Stock are entitled to receive a non-cumulative annual dividend of $.20 per share, when, and if declared by the Company's Board of Directors. Each share of the Convertible Preferred Stock is convertible, at any time, into one share of the Company's common stock, subject to certain antidilution adjustments, and automatically converts in the event the Company consummates a qualified initial public offering of its common stock with certain defined aggregate gross proceeds.

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


5. Stockholders' Equity (continued)

Upon any liquidation of the Company, the holders of the shares of Convertible Preferred Stock shall first be entitled, before any distribution or payment is made upon any junior stock, but subject to the rights of holders of any senior securities or parity securities, to be paid, in preference to the junior stock, an amount per share equal to (i) in the case of the Series A Convertible Preferred Stock, $3.00 (as adjusted for stock splits, stock dividends and the like), or (ii) in the case of the Series B Convertible Preferred Stock, $5.00 (as adjusted for stock splits, stock dividends and the like), plus in each case an amount equal to all accrued and unpaid dividends thereon to the date of such liquidation.

The holders of Convertible Preferred Stock are entitled to vote on all matters on an as converted basis.

In May 2002, the holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock consented to the conversion of their shares into Common Stock (see Note 8).

Common Stock

During December 1999, the Company received subscriptions for 3,600,000 shares of its common stock. The subscriptions receivable, totaling $35,999, was received in August 2000.

Stock Options

On December 15, 1999, the Company adopted the 1999 Warp Solutions Stock Incentive Plan (the "1999 Plan") to allow for the granting of various equity instruments to key employees, consultants and directors. Under the 1999 Plan, 3,000,000 shares of common stock were reserved for issuance. The Board of Directors is responsible for determining the type of award, when and to whom awards are granted, the number of shares and terms of the awards, and the exercise price.

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


5. Stockholders' Equity (continued)

No options were granted prior to 2001. Detail information concerning the 1999 Plan for the year ended December 31, 2001 is as follows:

                                                              Weighted-
                                                               Average
                                               Options      Exercise Price
                                             ------------------------------

              Options granted                  1,262,706        $2.21
              Options cancelled                 (412,332)       $0.51
                                             -------------
              Options outstanding                850,374        $3.03
                                             =============

During 2001, the Company issued an option to an employee to purchase 350,000 shares of its common stock at an exercise price below the fair value of the underlying stock. In connection therewith, the Company recorded a non-cash charge to operations of $231,000. Such options were cancelled in December 2001 in connection with the employee's termination of employment.

Pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if the Company had accounted for its employees' stock options under the fair value method provided by this statement. The fair value for these options was estimated at the date of grant using the minimum value option-pricing model with the following weighted-average assumptions:

              Assumption
----------------------------------------

Risk-free interest yield                      3.56%
Dividend yield                                  0%
Average life                                  3 years

Option pricing models require the input of highly subjective assumptions. Because the Company's employee stock has characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


5. Stockholders' Equity (continued)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. For the years ended December 31, 2001 and 2000, the impact of the pro forma net loss was not material. The weighted-average fair value of options granted below market value and above market value during the period ended December 31, 2001 were $0.99 and $0, respectively.

The following table summarizes information about stock options outstanding at December 31, 2001:

                                                    Weighted-Average
      Exercise         Options         Options          Remaining
       Prices        Outstanding     Exercisable    Contractual Life
------------------------------------------------------------------------

       $1.50             417,833          78,333       9.68 years
        3.00             103,666          63,999       8.09 years
        5.00             328,875         158,085       8.92 years
                   --------------------------------
                         850,374         300,417
                   ================================

All outstanding options were issued above market value.

Warrants

During 2000, in conjunction with the sale of its Series B Convertible Preferred Stock to certain investors, the Company issued warrants to purchase 192,500 shares of its common stock at an exercise price of $5 per share. The warrants expire on the fifth anniversary of issuance.

On August 1, 2000, the Company issued warrants to purchase 20,000 shares of its common stock to an outside consultant for services rendered. The warrants have an exercise price of $5 per share and expire on the fifth anniversary of issuance. The Company valued the warrants at $67,316 and, in connection therewith, recorded a non-cash charge, which is included in general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 31, 2000.

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


5. Stockholders' Equity (continued)

At December 31, 2001, the Company has reserved 3,000,000 shares for the conversion of its Series A and Series B Preferred Stock, 1,400,000 shares for the exercise of common stock options and 192,000 shares for the exercise of warrants.

6. Income Taxes

The Company has a net operating loss carryforward of approximately $12,000,000 at December 31, 2001, which may be used to reduce taxable income in future years through the year 2021, resulting in a deferred tax asset of approximately $4,200,000. Due to uncertainty surrounding the realization of the favorable tax attributes in future tax returns, the Company has placed a full valuation allowance against its net deferred tax asset. At such time as it is determined that it is more likely than not that the deferred tax asset is realizable, the valuation allowance will be reduced.

7. Commitments

Leases

The Company leased its office facilities under noncancelable operating leases that expire through April 2005.

During the year ended December 31, 2001, the Company terminated a lease for a portion of its office facilities. In connection therewith, leasehold improvements of approximately $226,000 were written off and the Company forfeited $325,000 of security deposit. The total write-off in connection with this lease termination of approximately $551,000 was charged to general and administrative expenses in 2001 in the accompanying consolidated statement of operations.

In April 2002, the Company entered into a lease termination agreement for the remaining portion of its office facilities. Pursuant to this agreement, the Company agreed to forfeit its security deposit together with accumulated interest (approximately $276,000 at December 31, 2001). This forfeiture, together with the related leasehold improvements write-off, will be charged to general and administrative expenses in 2002.

                       Warp Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


7. Commitments (continued)

Rent expense amounted to approximately $449,000 and $365,000 for the years ended December 31, 2001 and 2000, respectively, and $787,000 cumulatively during the development stage.

Beginning in May 2002, the Company is leasing new office facilities on a month-to-month basis.

8. Subsequent Event

On May 16, 2002, the holders of the Series A and Series B Convertible Preferred Stock consented to the conversion of their shares on a one-to-one basis into 3,000,000 shares of the Company's Common Stock.

On May 24, 2002, the Company entered into a Share Exchange Agreement with Abbott Mines, Ltd. ("AMI"), a publicly traded company with limited operations listed on the OTC Bulletin Board. Pursuant to the agreement, AMI agreed to acquire all the issued and outstanding common stock of the Company. Holders of the shares of the Company's common stock received approximately 1.38 shares of AMI common stock for each share of the Company's common stock. Also, the officers and directors of the Company became the officers of AMI and joined the board of directors of AMI, replacing AMI's officers and one of the AMI directors who resigned their positions at the closing date. On May 24, 2002, holders of approximately 82% of the Company's common stock had exchanged their shares for approximately 7,426,453 shares of AMI. This transaction was accounted for as a reverse acquisition because the Company's stockholders own more than 50% of the shares of AMI.

Subsequent to the closing of the AMI reverse acquisition, AMI sold approximately 2,400,000 shares of its common stock for proceeds of approximately $2,200,000 in cash and the conversion of approximately $237,000 of bridge loans obtained in 2002.

In connection with the merger and sale of AMI common stock, the Company paid consulting fees of $420,000.

              Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated balance sheet of the Registrant at March 31, 2002 gives effect to the Transaction and the related equity sale of approximately 2,400,000 shares of the Registrant (the "Equity Sale"), as if the Transaction and the Equity Sale occurred on such date. The following unaudited pro forma consolidated statements of operations of the Registrant for the nine months ended March 31, 2002 and the year ended June 30, 2001 give effect to the Transaction and the Equity Sale as if they occurred at the beginning of such periods. The unaudited pro forma consolidated financial statements should be read in conjunction with (1) the historical financial statements of the Registrant, including the notes thereto, which are contained in the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2002 and the Registrant's Annual Report on Form 10-K for the year ended June 30, 2001, and
(2) the historical financial statements of Warp Solutions, Inc. ("WARP") as of and for the years ended December 31, 2001 and 2000, as of and for the three months ended March 31, 2002 and for the three months ended March 31, 2001, which are incorporated herein by reference.

The unaudited pro forma consolidated financial statements are included for information purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the Transaction or Equity Sale had been consummated as of the dates indicated, nor are they necessarily indicative of future financial condition or operating results.

Pro forma adjustments for the Transaction reflect the issuance by the Registrant of 7,426,453 shares of common stock, par value $.00001 per share in exchange for 5,376,165 shares of WARP. The Transaction was accounted for as a purchase of the Registrant by WARP in a "reverse acquisition" because the existing shareholders of the Registrant, prior to the merger, do not have voting control of the combined entity after the merger. In a reverse acquisition, the accounting treatment differs from the legal form of the transaction, as the continuing legal parent company, the Registrant, is not assumed to be the acquiror and the financial statements of the combined entity are those of the accounting acquiror
(WARP), including any comparative prior year financial statements presented by the combined entity after the business combination. In accordance with the reverse acquisition accounting treatment, the capital accounts of WARP as of March 31, 2002 have been recapitalized to give effect to the merger exchange range ratio (1.3813632 shares of the Common Stock of the Registrant for each share of common stock of WARP).

                       Proforma Consolidated Balance Sheet
                                 March 31, 2002

                                                                          Abbott          Warp        Proforma          Proforma
                                                                          Mines        Solutions     Adjustments      Consolidated
                                                                       ------------   ------------   ------------     ------------
Assets
Current assets:
   Cash and cash equivalents                                           $     18,967   $      8,327   $  2,017,000(2)  $  2,044,294
   Inventory                                                                     --         27,645                          27,645
   Prepaid expenses and other                                                   135         51,157                          51,292
   Due from stockholder                                                          --         74,440                          74,440
                                                                       ------------   ------------   ------------     ------------
Total current assets                                                         19,102        161,569      2,017,000        2,197,671
                                                                       ------------   ------------   ------------     ------------

Property & equipment, net                                                        --        129,500             --          129,500
                                                                       ------------   ------------   ------------     ------------

Other assets:
   Security deposit                                                              --        181,400             --          181,400
                                                                       ------------   ------------   ------------     ------------
   Total other assets                                                            --        181,400             --          181,400
                                                                       ------------   ------------   ------------     ------------
   Total assets                                                        $     19,102   $    472,469   $  2,017,000     $  2,508,571
                                                                       ============   ============   ============     ============

Liabilities and stockholders' equity
Current liabilities
   Accounts payable                                                    $      1,272   $    100,434   $     80,000(2)  $    181,706
   Accrued expenses                                                              --        376,555                         376,555
   Bridge loans payable                                                          --        221,975                         221,975
                                                                       ------------   ------------   ------------     ------------
   Total current liabilities                                                  1,272        698,964         80,000          780,236
                                                                       ------------   ------------   ------------     ------------

   Total liabilities                                                          1,272        698,964         80,000          780,236
                                                                       ------------   ------------   ------------     ------------

Stockholders' equity
   Convertible preferred stock, Series A; $.01 par value;
      1,000,000 shares designated, issued and outstanding
      (liquidation preference $3,000,000)                                        --         10,000        (10,000)(1)           --
   Convertible preferred stock, Series B; $.01 par value; 2,000,000 shares designated, issued and outstanding (liquidation
      preference $10,000,000)                                                    --         20,000        (20,000)(1)           --
   Common stock, $.01 par value; 12,000,000 shares authorized
      3,600,000 shares issued and outstanding                                    --         36,000        (36,000)(1)           --
   Common Stock, 100,000,000 shares authorized,
      $.00001 par value; 6,031,199 shares issued and outstanding
      (15,857,652 shares in pro forma)                                           60             --             99(1,2)         159
   Additional paid-in capital                                               603,060     12,641,334      1,417,611(1,2)  14,662,005
   Deficit accumulated during development stage                                  --    (12,933,829)            --      (12,933,829)
   Deficit accumulated during exploration stage                            (585,290)            --        585,290(1)            --
   Total stockholders' equity                                                17,830       (226,495)     1,937,000        1,728,335
                                                                       ------------   ------------   ------------     ------------
   Total liabilities and stockholders' equity                          $     19,102   $    472,469   $  2,017,000     $  2,508,571
                                                                       ============   ============   ============     ============

(1)  To record the Transaction as follows:
     - Conversion of WARP's Series A and Series B convertible preferred stock into 3,000,000 shares of WARP's common stock.
     - Issuance of 7,426,453 of the Registrant's common stock in exchange for 5,376,165 shares of WARP's common stock.
     - Elimination of the Registrant's equity section to reflect the reverse acquisition.
(2) Issuance of approximately 2,400,000 shares of the Registrant's common stock, net of related issuance costs

                 Pro Forma Consolidated Statement of Operations
                        Nine Months Ended March 31, 2002

                                                                                                         Pro Forma
                                                        Abbott Mines   Warp Solutions    Adjustments    Consolidated
                                                        ------------------------------------------------------------
Service revenue                                          $        --     $        --     $        --     $        --

Expenses
       Product development                                        --       1,485,553                       1,485,553
       Sales, marketing and business development                  --         110,072                         110,072
       General and administrative                             30,733       2,372,641                       2,403,374
                                                         -----------     -----------     -----------     -----------
       Total expenses                                         30,733       3,968,266              --       3,998,999

Interest and dividend income, net of interest expense             --         (20,297)                        (20,297)

                                                         -----------     -----------     -----------     -----------
Net loss                                                 $   (30,733)    $(3,947,969)    $        --     $(3,978,702)
                                                         ===========     ===========     ===========     ===========

                 Pro Forma Consolidated Statement of Operations
                            Year Ended June 30, 2001


                                                                                                         Pro Forma
                                                        Abbott Mines   Warp Solutions    Adjustments    Consolidated
                                                        ------------------------------------------------------------
Service revenue                                          $        --     $   249,111     $        --     $   249,111

Expenses
        Product development                                       --       2,517,073                       2,517,073
        Sales, marketing and business development                 --       1,259,661                       1,259,661
        General and administrative                            55,643       4,698,086                       4,753,729
                                                         -----------     -----------     -----------     -----------
        Total expenses                                        55,643       8,474,820                       8,530,463

Interest and dividend income, net of interest expense             --        (413,396)                       (413,396)

                                                         -----------     -----------     -----------     -----------
Net loss                                                 $   (55,643)    $(7,812,313)    $        --     $(7,867,956)
                                                         ===========     ===========     ===========     ===========